Exhibit 3.3
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
FORTEGRA FINANCIAL CORPORATION
     The present name of the corporation is Fortegra Financial Corporation (the “Corporation”). The Corporation was incorporated under the name “Fortegra Financial (Delaware) Corporation” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 23, 2010, amended and restated pursuant to an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 23, 2010. The name of the Corporation was changed to “Fortegra Financial Corporation” pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on November 30, 2010. A Second Amended and Restated Charter was filed with the Secretary of State of the State of Delaware on November 30, 2010. This Third Amended and Restated Charter has been duly adopted by the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).
       FIRST: The name of the Corporation is: Fortegra Financial Corporation.
       SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
       THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.
       FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 160,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), including (ii) 3,094,169 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and (iii) 10,000,000 shares of one or more series of Preferred Stock, par value $0.01 per share (“Preferred Stock”), including (iv) 7,840 shares of 8.25% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), (v) 2,450 shares of Floating Rate Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and (vi) 2,000 shares of 8.25% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).
       (b) Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.
       (c) Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware. Shares of Preferred Stock, regardless of series, that are converted into other securities or other consideration or otherwise acquired by the Corporation shall be retired and cancelled, and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and the Company shall have the right to reissue such shares.
      (d) Rights, Preferences and Restrictions of Class A Common Stock
1. Dividends.
          The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of the Preferred Stock and other senior stock) unless the holders of the Class A Common Stock then outstanding shall first receive or simultaneously receive, a dividend on each outstanding share of Class A Common Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Class A Common Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Class A Common Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Class A Common Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Class A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Class A Common Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Class A Common Stock dividend. The “Class A Original Issue Price” shall mean $23.56 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock.
2. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the holders of any outstanding classes or series of senior securities having preferential rights to such assets have received distributions to which they are entitled in connection with such liquidation, dissolution or winding up the remaining assets of the Corporation available for distribution to its stockholders shall be distributed ratably to the holders of shares of Common Stock and Class A

Common Stock, based on the number of shares of Common Stock held by them and issuable to them upon conversion of the Class A Common Stock in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation.
3. Voting.
     3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Class A Common Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Class A Common Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Second Amended and Restated Certificate of Incorporation, holders of Class A Common Stock shall vote together with the holders of Common Stock as a single class.
     3.2 Class A Common Stock Protective Provisions. At any time when shares of Class A Common Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Second Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of at least fifty percent (50%) of the then outstanding shares of Class A Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:
          (a) liquidate, dissolve or wind-up the business and affairs of the Corporation, or consent to any of the foregoing;
          (b) amend, alter or repeal any provision of the Second Amended and Restated Certificate of Incorporation or Bylaws of the Corporation (including, without limitation, amendments of the terms of the Preferred Stock) in a manner that adversely affects the holders of the Class A Common Stock;
          (c) create, or authorize the creation of, any additional class or series of capital stock unless the same ranks junior to the Class A Common Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights, or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Class A Common Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights;
          (d) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation or options, warrants or other rights to acquire shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Class A Common Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, or (iv) redemptions of the Preferred Stock to the extent required by the charter;
          (e) create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security or incur indebtedness for borrowed money (not including trade payables or similar obligations in the ordinary course of business) unless the aggregate amount of indebtedness for borrowed money, including the principal amount of any debt security, outstanding thereafter is less than or equal to $5,000,000 in aggregate; or
          (f) acquire or dispose of any business or assets (other than sales of inventory in the ordinary course of business) in a transaction or series of related transactions with a value in excess of $5,000,000.
4. Optional Conversion.
     The holders of the Class A Common Stock shall have conversion rights as follows (the “Conversion Rights”):
     4.1 Right to Convert. Each share of Class A Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Class A Original Issue Price by the Class A Conversion Price (as defined below) in effect at the time of conversion. The “Class A Conversion Price” shall initially be equal to the Class A Original Issue Price. Such initial Class A Conversion Price, and the rate at which shares of Class A Common Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
     4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Class A Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Class A Common Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
     4.3 Mechanics of Conversion.
          4.3.1 Notice of Conversion. In order for a holder of Class A Common Stock to voluntarily convert shares of Class A Common Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Class A Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation (which shall not include a requirement to post a bond or other security) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class A Common Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Class A Common Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Class A Common Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of the Class A Amount on each share of Class A Common Stock converted. The “Class A Amount” shall mean an amount per share equal to (i) with respect to all Class A Common Stock issued on or about June 20, 2007, $17.066, and (ii) with respect to all Class A Common Stock issued on or about April 15, 2009, $42.35, in each case multiplied by 8% per annum (calculated daily), compounded annually from the date of issuance through the date of such event.
          4.3.2 Reservation of Shares. The Corporation shall at all times when the Class A Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class A Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class A Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Second Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Class A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Class A Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Class A Conversion Price.
          4.3.3 Effect of Conversion. All shares of Class A Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefore and to receive payment of any dividends declared but unpaid thereon. Any shares of Class A Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class A Common Stock accordingly.
          4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Class A Conversion Price shall be made for any declared but unpaid dividends on the Class A Common Stock surrendered for conversion or on the Common Stock delivered upon conversion.
          4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Class A Common Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Class A Common Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
     4.4 Adjustments to Class A Conversion Price for Diluting Issues.
          4.4.1 Special Definitions. For purposes of this Paragraph Fourth, the following definitions shall apply:
          (a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
          (b) “Class A Original Issue Date” shall mean the date on which the first share of Class A Common Stock was issued.
          (c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
          (d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Class A Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

               (i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Class A Common Stock;
               (ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;
               (iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the compensation committee of the Board of Directors of the Corporation;
               (iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
               (v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including the approval of at least one director designated by the holders of at least fifty percent (50%) of the then outstanding shares of the Class A Common Stock; or
               (vi) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Corporation, including the approval of at least one director designated by the holders of at least fifty percent (50%) of the then outstanding shares of the Class A Common Stock.
          4.4.2 No Adjustment of Class A Conversion Price. No adjustment in the Class A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least fifty percent (50%) of the then outstanding shares of Class A Common Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

          4.4.3 Deemed Issue of Additional Shares of Common Stock.
          (a) If the Corporation at any time or from time to time after the Class A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
          (b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Class A Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Class A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Class A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Class A Conversion Price to an amount which exceeds the lower of (i) the Class A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Class A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such

Option or Convertible Security) between the original adjustment date and such readjustment date.
          (c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Class A Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Class A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Class A Original Issue Date), are revised after the Class A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
          (d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Class A Conversion Price pursuant to the terms of Subsection 4.4.4, the Class A Conversion Price shall be readjusted to such Class A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
          (e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Class A Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Class A Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Class A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
          4.4.4 Adjustment of Class A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Class A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Class A Conversion Price in effect immediately prior to such issue, then the Class A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
          CP2 = CP1* (A + B) ÷ (A + C).
for purposes of the foregoing formula, the following definitions shall apply:
          (a) “CP2” shall mean the Class A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;
          (b) “CP1” shall mean the Class A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;
          (c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Class A Common Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

          (d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1; and
          (e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
          4.4.5 Determination of Consideration. For purposes of this Subsection 4.4.5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
          (a) Cash and Property: Such consideration shall:
               (i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
               (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and
               (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.
          (b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing
               (i) the total amount, if any, received or receivable by the Corporation as a consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible

Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
               (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
          4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Class A Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Class A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
     4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Class A Original Issue Date effect a subdivision of the outstanding Common Stock, the Class A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Class A Original Issue Date combine the outstanding shares of Common Stock, the Class A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
     4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Class A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of

Common Stock, then and in each such event the Class A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Class A Conversion Price then in effect by a fraction:
          (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
          (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution
Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Class A Conversion Place shall be recomputed accordingly as of the close of business on such record date and thereafter the Class A Common Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Class A Common Stock had been converted into Common Stock on the date of such event.
     4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Class A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Class A Common Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Class A Common Stock had been converted into Common Stock on the date of such event.
     4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 4.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Class A Common Stock) is converted into or exchanged for securities, cash or other property

(other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Class A Common Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Class A Common Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Class A Common Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Class A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class A Common Stock.
     4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Class A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A Common Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Class A Common Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Class A Common Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Class A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Class A Common Stock.
     4.10 Notice of Record Date. In the event:
          (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

          (b) of any capital reorganization of the Corporation any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each case, the Corporation will send or cause to be sent to the holders of the Class A Common Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Class A Common Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Class A Common Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.
5. Mandatory Conversion.
     5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $70.68 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of aggregate proceeds to the Corporation (a “Qualified Public Offering”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least fifty percent (50%) of the then outstanding shares of Class A Common Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the ”Mandatory Conversion Time”), (i) all outstanding shares of Class A Common Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.
     5.2 Procedural Requirements. All holders of record of shares of Class A Common Stock shall be sent written notice of Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Class A Common Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Class A Common Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Class A Common Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefore, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificates or certificates (or lost certificate affidavit and agreement) for Class A Common Stock, the certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid on the shares of Class A Common Stock converted. Such converted Class A Common Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class A Common Stock accordingly.
6. Redemption. The Class A Common Stock is not mandatorily redeemable.
7. Redeemed or Otherwise Acquired Shares. Any shares of Class A Common Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Class A Common Stock following redemption.
8. Waiver. Any of the rights, powers, preferences and other terms of the Class A Common Stock set forth herein may be waived on behalf of all holders of Class A Common Stock by the affirmative written consent or vote of the holders of Class A Common Stock by the affirmative written consent or vote of the holders of at least fifty percent (50%) of the shares of Class A Common Stock then outstanding.
9. Any notice required or permitted to be given to a holder of shares of Class A Common Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation and shall be deemed sent upon such mailing.
          (e) Rights, Preferences and Restrictions of Series A Preferred Stock
1. Reserved.
2. Rank. The Series A Preferred Stock will, with respect to dividends and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series Common Stock and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series A Preferred Stock as to dividends or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both. For purposes of this Third Amended and Restated Certificate of Incorporation, the term “Parity Preferred Stock” shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series A Preferred Stock with respect to dividends or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share shall be different from those of the Series A Preferred Stock and includes the Series B Preferred Stock and the Series C Preferred Stock. The term “equity securities” does not include debt securities, which will rank senior to the Series A Preferred Stock prior to the conversion.
3. Dividends.
     3.1 Payment of Dividends. Subject to the rights of holders of Parity Preferred Stock as to the payment of dividends and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series A Preferred Stock as to the payment of dividends, holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate per annum of 8.25% of the Liquidation Preference (as defined herein) per share of Series A Preferred Stock. Such dividends shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2005 and, (B) in the event of a redemption, on the redemption date (each a “Preferred Stock Dividend Payment Date”). The amount of the dividend payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which dividends are computed, the amount of the dividend payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which dividends are to be made on the Series A Preferred Stock is not a Business Day (as defined herein), then payment of the dividend to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Dividends on the Series A Preferred Stock will be made to the holders of record of the Series A Preferred Stock on the first day of the month in which the Preferred Stock Dividend Payment Date occurs, or on such other record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than ten (10) days and not more than thirty (30) Business Days prior to the relevant Preferred Stock Dividend Payment Date (each a “Dividend Record Date”)
          (a) The term “Business Day” shall mean each day, other than a Saturday, a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
     3.2 Limitation on Dividends. No dividend on the Series A Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Section 3.2 shall be deemed to modify or in any manner limit the provisions of Section 3.3 and Section 3.4.
     3.3 Dividends Cumulative. Dividends on the Series A Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the Preferred Stock Dividend Payment Date on which they first become payable. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to a regular Preferred Stock Dividend Payment Date to holders of record of the Series A Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than ten (10) days and not more than thirty (30) Business Days prior to the payment date. Accumulated and unpaid dividends will not bear interest.
     3.4 Priority as to Dividends.
          (a) So long as any Series A Preferred Stock is outstanding, no dividend of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends (such Common Stock or other junior stock, collectively, “Junior Stock”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Stock, any Parity Preferred Stock with respect to dividends or any Junior Stock, unless, in each case, all dividends accumulated on all Series A Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to dividends have been paid in full. The foregoing sentence will not prohibit (i) dividends payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, (iii) purchases or other acquisitions of Junior Stock for purposes of any employee or director incentive or benefit plan of the Corporation or any subsidiary, and (iv) purchases or acquisitions of shares of Series A Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series A Preferred Stock.
          (b) So long as dividends have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series A Preferred Stock, all dividends authorized and declared on the Series A Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to dividends shall be authorized and declared so that the amount of dividends authorized and declared per share of Series A Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Parity Preferred Stock does not have cumulative dividend rights) bear to each other.
          3.5 No Further Rights. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, other property or otherwise, in excess of the full cumulative dividends described herein.

4. Liquidation Preference.
     4.1 Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series A Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series A Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $1,000 per share of Series A Preferred Stock (the “Liquidation Preference”), and (ii) an amount equal to any accumulated and unpaid dividends thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series A Preferred Stock and such Parity Preferred Stock shall be paid so that the payments on the Series A Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series A Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have cumulative dividend rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.
     4.2 Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.
     4.3 No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled; the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.
     4.4 Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation or other entity (or of any corporation or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.
     4.5 Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the Act, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.
5. Redemption at Election of Holders on Change of Control.
     5.1 Change of Control. If a Change of Control (as defined herein) occurs, any holder of Series A Preferred Stock may require that the Corporation redeem all or any portion of such holder’s Series A Preferred Stock, subject to the terms and conditions set forth herein, on the Change of Control Redemption Date (as defined herein) at a redemption price, payable in cash, equal to (i) the following percentage of the Liquidation Preference per share of Series A Preferred Stock (the “Change in Control Redemption Price”) if redeemed during the year indicated:

Change in Control
Year	Redemption Price

2005 through 2010	103%
2011	102%
2012	101%
2013 and after	100%
plus (ii) accumulated and unpaid dividends, whether or not declared, to the Change of Control Redemption Date.
          (a) A “Change in Control” shall be deemed to have occurred at such time as any of the following events shall occur:
               (i) Any Person (for purposes of this Subsection 5.1(a) only, the term “Person” shall mean a “person” as defined in or for purposes of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor provision to either of the foregoing, including any “group” acting for the purposes of acquiring, holding or disposing of securities within the meaning of Rule 13D-5(b)(1) under the Exchange Act), together with its Affiliates and Associates (as defined herein), has become the beneficial owner (as the term “beneficial owner” is defined in Rule 13d-3 under the Exchange Act, or any successor provision) of either (A) 50% or more of the shares of Common Stock of the Corporation then outstanding of (B) 50% or more of the voting power of the voting stock of the Corporation then outstanding and entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this Subsection 5.1(a), a Person shall not be deemed the beneficial owner of (1) any securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person, or its Affiliates or Associates, until such tendered securities are accepted for purchase or exchange thereunder, or (2) any securities in respect of which beneficial ownership by such Person arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation that is made pursuant to, and accordance with, any applicable requirements of the Exchange Act.
               (ii) There shall be consummated any sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Corporation to any other person or persons (other than an entity at least a majority of the combined voting power of the Voting Stock of which is owned directly or indirectly by the Corporation).
               (iii) There shall be consummated any consolidation of the Corporation with or merger of the Corporation with or into any other person (whether or not affiliated with the Corporation) in which the Corporation is not the sole surviving or continuing corporation or pursuant to which the shares of Common Stock outstanding immediately prior to the consummation of such consolidation or merger are converted into cash, securities or other property, other than a consolidation or merger in which the holders of shares of Common Stock receive, directly or indirectly, (A) 51% or more of the common stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such consolidation or merger and (B) securities representing 51% or more of the combined voting power of the Voting Stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such consolidation or merger.
          (b) “Affiliate” means any person consoling, controlled by or under common control with the person in question.
          (c) “Associate” shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, as in effect on the date hereof.
     5.2 Notice by Corporation on Change of Control. Within fifteen (15) Business Days after the occurrence of a Change in Control, the Corporation shall mail a written notice of Change in Control by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock. The notice shall include or transmit a form of Change in Control Redemption Notice (as described below) to be completed by the holder and shall state: (i) the events causing the Change in Control and the date of such Change in Control; (ii) the date by which the Change in Control Redemption Notice pursuant to this Section 5 must be given; (iii) the redemption date (the “Change in Control Redemption Date”), which shall be a date not later than sixty (60) Business Days after the Change in Control; (iv) the Change in Control Redemption Price; (v) that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate on the Change in Control Redemption Date; (vi) that the Change in Control Redemption Price and any accumulated and unpaid dividends for any shares of Series A Preferred Stock as to which a Change in Control Redemption Notice has been duly given and not withdrawn will be paid promptly on the later of the Change in Control Redemption Date or the time of surrender of the certificate(s) for such shares; (vii) the procedures the holder must follow to exercise rights under this Section 5 and a brief description of those rights; (viii) the place where the shares of Series A Preferred Stock are to be surrendered for payment of the Change in Control Redemption Price; and (ix) the procedures for withdrawing a Change in Control Redemption Notice.
     5.3 Change in Control Redemption Notice by Holder. A holder may exercise its rights specified in this Section 5 upon delivery of a written notice of redemption (a “Change in Control Redemption Notice”) to the Corporation at any time prior to the close of business on the Second Business Day prior to the Change in Control Redemption Date, stating: (i) the certificate number or numbers of the shares which the holder will deliver to be redeemed; (ii) the portion of the holder’s Series A Preferred Stock which the holder will deliver to be redeemed; (iii) the portion of the holder’s Series A Preferred Stock which the holder will deliver to be redeemed, which portion must have an aggregate liquidation preference of $1,000 or an integral multiple thereof; and (iv) that such shares shall be redeemed on the Change in Control Redemption Date.
     5.4 Withdrawal of Change in Control Redemption Notice. A Change in Control Redemption Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporation at any time prior to the close of business on the Business Day preceding the Change in Control Redemption Date, specifying: (i) the certificate number or numbers of the shares in respect of which such notice of withdrawal is being submitted; (ii) the aggregate liquidation preference of the shares with respect to which such notice of withdrawal is being submitted; and (iii) the aggregate liquidation preference, if any, of the shares which remain subject to the original Change in Control Redemption Notice (which must be $1,000 or an integral multiple thereof) and which have been or will be surrender for redemption.
     5.5 Deposit of Change in Control Redemption Price. Prior to 12:00 noon, New York, New York time, on the Change in Control Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the Series A Preferred Stock being redeemed, funds sufficient to pay the aggregate Change in Control Redemption Price of all the Shares of Series A Preferred Stock as to which a Change in Control Redemption Notice has been delivered and not withdrawn, together with any accumulated and unpaid dividends thereon to the Change in Control Redemption Date, and shall give irrevocable instructions and authority to pay such amount on such shares, upon surrender of the certificates evidencing such shares by the holders thereof at the place designated by the Corporation in its notice of the Change in Control.

6. Redemption at Election of Survivor Representative on Death.
     6.1 Redemption Rights of Survivor Representative. Any Survivor Representative (as defined below) may require once, but not from time to time, that the Corporation redeem, on the terms and conditions set forth herein, all or any portion of the Series A Preferred Stock in which a Deceased Beneficial Owner (as defined below) had a beneficial interest immediately before such Deceased Beneficial Owner’s death.
          (a) “Survivor Representative” means the person with authority on behalf of the Deceased Beneficial Owner under the laws of the appropriate jurisdiction and includes, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of the Deceased Beneficial Owner.
          (b) “Deceased Beneficial Owner” of Series A Preferred Stock means any of the following holders of record of Series A Preferred Stock, upon the death of a person in question:
               (i) A natural person;
               (ii) A natural person who holds Series A Preferred Stock as a joint tenant or tenant by the entirety;
               (iii) A natural person who holds Series A Preferred Stock as a tenant in common with such person’s spouse;
               (iv) A natural person who holds Series A Preferred Stock as a tenant in common with a person other than a spouse, but in such case, only the pro rata portion of the Series A Preferred Stock in which the decedent had a beneficial interest immediately before his or her death will be eligible for redemption hereunder;
               (v) A natural person who is the beneficiary of a trust that is a holder of record of Series A Preferred Stock, but only the portion of the Series A Preferred Stock attributable to such decedent’s beneficial interest in the trust will be eligible for redemption unless the trust interest is held as a joint tenant, as a tenant by the entirety, or as a tenant in common with the decedent’s spouse, in which case the Series A Preferred Stock attributable to the entire beneficial interest held by such tenancy will be eligible for redemption hereunder; and
               (vi) Any other natural person who, during his or her lifetime, was entitled to at least 95% of the beneficial interest of the Series Preferred Stock held of record by an entity, in which case all the Series A Preferred Stock held by such entity will be eligible for redemption hereunder.

     For purposes hereof, beneficial interest means the right to receive the economic benefits with respect to Series A Preferred Stock in question.
     6.2 Redemption Rights of Survivor Representative. Any Survivor Representative of a Deceased Beneficial Owner may require once, but not from time to time, that the Corporation redeem all or any portion of the Deceased Beneficial Owner’s beneficial interest in Series A Preferred Stock eligible for redemption hereunder on the first Business Day of January of any year that falls at least sixty (60) days after the date of death of the Deceased Beneficial Owner (each a “Redemption Date”), subject to the terms and conditions set forth herein, at a redemption price, payable in cash, equal to (i) the Liquidation Preference per share of Series A Preferred Stock redeemed, plus (ii) accumulated and unpaid dividends, whether or not declared, to the date of redemption; provided, however, that the Corporation shall not be required to redeem on any Redemption Date shares of Series A Preferred Stock and Series B Preferred Stock having an aggregate liquidation preference of more than 25% of the aggregate liquidation preference of the total number of shares of Series A Preferred Stock and Series B Preferred Stock outstanding on September 30, 2005 (the “25% Limit”, and if the Corporation elects to apply the 25% Limit, the shares to be redeemed on that Redemption Date shall be accepted in the order in which the Corporation received proper and complete redemption notices from the Survivor Representatives pursuant to Section 6.3 and pursuant to the corresponding provisions of the Series B Preferred Stock, to the extent such shares do not exceed the 25% Limit, and the remainder of such shares shall be deferred for redemption on the next Redemption Date(s), in the order in which so received (“First-Come, First-Served Basis”)
     6.3 Procedure for Redemption at Option of Survivor Representative. If a Survivor Representative wishes to require the Corporation to redeem all or any portion of the Series A Preferred Stock of the Survivor Representative’s Deceased Beneficial Owner eligible for redemption pursuant to this Section 6, the Survivor Representative shall deliver written notice of a redemption (a “Redemption on Death Notice”) to the Corporation at any time following the Deceased Beneficial Owner’s death, but not later than November 15 for a Redemption Date on the first Business Day of the following January, stating (i) the certificate number or numbers of the shares which the Survivor Representative wishes to deliver to be redeemed on the next Redemption Date; (ii) the portion of the holders Series A Preferred Stock which the holder will deliver to be redeemed, which portion must have an aggregate liquidation preference of $1,000 or an integral multiple thereof; and (iii) that such shares shall be redeemed on the next Redemption Date on which such shares are eligible for redemption. The Survivor Representative’s Redemption on Death Notice must be accompanied by appropriate evidence that (a) the Deceased Beneficial Owner has died, (b) the Survivor Representative has authority to act on behalf of the Deceased Beneficial Owner, and (c) if the Deceased Beneficial Owner was not the holder of record of the Series A Preferred Stock to be redeemed, that the Deceased Beneficial Owner had a beneficial interest in the such Series A Preferred Stock immediately prior to his or her death and the nature and amount of such beneficial interest, e.g., as a trust beneficiary entitled to 50% principal of the trust. The Corporation may defer the redemption of shares that are the subject of a proper Redemption on Death Notice received after November 15 of any year until the second Redemption Date thereafter, on a First-Come, First-Served Basis.
     6.4 Notice of Acceptance by Corporation. If the Corporation receives a Redemption on a Death Notice delivered pursuant to Subsection 6.2, the Corporation shall send a notice no later than thirty (30) days after the date of receipt to the Survivor Representative who sent the Redemption on Death Notice stating: (i) whether or not such holder’s Redemption on Death Notice met the requirements of Subsection 6.3; (ii) if the Redemption on Death Notice and all supporting information was duly delivered in proper form, the number of shares to be redeemed from the holder in question on the applicable Redemption Date; and (iii) the place where the shares are to be surrendered for payment of the redemption price. The Corporation may request such additional written information as it deems reasonably necessary to establish the eligibility of any particular shares of Series A Preferred Stock for redemption under this Section 6, including a medallion signature guarantee of the Survivor Representative’s signature.
     6.5 Withdrawal of Redemption on Death Notice. A Redemption on Death Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporation at any time prior to the close of business on the Business Day preceding the Redemption Date, specifying: (i) the certificate number or numbers of the shares in respect of which such notice of withdrawal is being submitted; (ii) the aggregate liquidation preference of the Shares with respect to which such notice of withdrawal is being submitted; and (iii) the aggregate liquidation preference, if any, of the shares which remain subject to the original Redemption on Death Notice (which must be $1,000 or an integral multiple thereof), which have been accepted for redemption by the Corporation and which have been or will be delivered for redemption. Unless the withdrawal is a complete withdrawal, the Survivor Representative shall not be entitled to submit a Redemption on Death Notice for a subsequent Redemption Date.
     6.6 Deposit of Redemption Price. Prior to 12:00 noon, New York, New York time, on the Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the shares being redeemed, funds sufficient to pay the aggregate redemption price of all the shares of Series A Preferred Stock as to which a Redemption on Death Notice has been delivered and accepted by the Corporation and not withdrawn by the holder, together with any accumulated and unpaid dividends thereon, and shall give irrevocable instructions and authority to pay such amount on such shares upon surrender of the certificates evidencing such shares by the holders thereof to the place designated by the Corporation.
7. Redemption at Election of Holders Other Than on Change of Control.

     7.1 Redemption Rights of Holders. Any holder may require that the Corporation redeem all or any portion of such holders Series A Preferred Stock on the first Business Day of January of any year beginning January 2015 (each a “Redemption Date”), subject to the terms and conditions set forth herein, at a redemption price, payable in cash, equal to (i) the Liquidation Preference per share of Series A Preferred Stock redeemed, plus (ii) accumulated and unpaid dividends, whether or not declared, to the date of redemption; provided, however, that the Corporation shall not be required to redeem on any Redemption Date shares of Series A Preferred Stock and Series B Preferred Stock having an aggregate liquidation preference that exceeds the 25% Limit (Including shares of Deceased Beneficial Owners), and if the Corporation elects to apply the 25% Limit, the shares selected to be redeemed on that Redemption Date shall be the shares duly submitted for redemption by Survivor Representative, on a First-Come, First Served Basis, and any remainder submitted for redemption by persons other than Survivor Representatives shall be prorated based on the relative liquidation preferences of the total number of shares that are the subject of proper redemption notices for that Redemption Date pursuant to Subsection 7.2 and pursuant to the corresponding provisions of the Series B Preferred Stock.
     7.2 Procedures for Redemption at Option of Holder Other than on Change of Control. If a holder of Series A Preferred Stock wishes to require the Corporation to redeem all or any portion of such holder’s shares pursuant to this Section 7, the holder shall deliver written notice of redemption (a “Redemption Notice”) to the Corporation at any time during the month of November of any year beginning November 2014, stating (i) the certificate number or numbers of the shares which the holder wishes to deliver to the redeemed on the next Redemption Date; (ii) the portion of the holder’s Series A Preferred Stock which the holder will deliver to be redeemed, which portion must have an aggregate liquidation preference of $1,000 or an integral multiple thereof; and (iii) that such shares shall be redeemed on the Redemption Date.
     7.3 Notice of Acceptance by Corporation. If the Corporation receives any Redemption Notices during the month of November delivered pursuant to Subsection 7.2, the Corporation shall send a notice no later than the fifteenth day of the following month to each holder who had submitted a Redemption Notice stating: (i) the aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on the next Redemption Date; (ii) whether or not such holder’s Redemption Notice met the requirements of Subsection 7.2; (iii) if the Redemption Notice was duly delivered in proper form, the number of shares to be redeemed from the holder in question on the applicable Redemption Date; and (iv) the place where the shares are to be surrendered for payment of the redemption price. If the Corporation elects to prorate the shares it accepts for redemption because of the 25% Limit, a holder whose shares were so prorated must submit a new Redemption Notice for any subsequent Redemption Date on which the holder wishes to redeem shares pursuant to this Section 7.

     7.4 Withdrawal of Redemption Notice. A Redemption Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporation at any time prior to the close of business on the Business Day preceding the Redemption Date, specifying: (i) the certificate number or numbers of the shares in respect of which such notice of withdrawal is being submitted; (ii) the aggregate liquidation preference of the Shares with respect to which such notice of withdrawal is being submitted; and (iii) the aggregate liquidation preference, if any, of the shares which remain subject to the original Redemption Notice (which must be $1,000 or an integral multiple thereof), which have been accepted for redemption by the Corporation and which have been or will be delivered for redemption.
     7.5 Deposit of Redemption Price. Prior to 12:00 noon, New York, New York time, on the Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the shares being redeemed, funds sufficient to pay the aggregate redemption price of all the shares of Series A Preferred Stock as to which a Redemption Notice has been delivered and accepted by the Corporation and not withdrawn by the holder, together with any accumulated and unpaid dividends thereon, and shall give irrevocable instructions and authority to pay such amount on such shares upon surrender of the certificates evidencing such shares by the holders thereof to the place designated by the Corporation.
8. Optional Redemption by the Corporation.
     8.1 Right of Optional Redemption. The Series A Preferred Stock may not be redeemed at the option of the Corporation prior to January 1, 2010. On or after such date, the Corporation shall have the right to redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days’ written notice, at a redemption price, payable in cash, equal to (i) the following percentage of the Liquidation Preference per share of Series A Preferred Stock redeemed (the “Call Price”) if redeemed during the year indicated:

Year	Redemption Price

2010	103%
2011	102%
2012	101%
2013 and after	100%
plus (ii) accumulated and unpaid dividends, whether or not declared, to the date of redemption. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

     8.2 Limitation on Optional Redemption by Corporation. The Corporation may not redeem fewer than all of the outstanding shares of Series A Preferred Stock pursuant to this Section 8 unless all accumulated and unpaid dividends have been paid on all Series A Preferred Stock for all quarterly dividend periods terminating on or prior to the date of redemption; provided; however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to purchase or exchange offer that is made on the same terms to all holders of Series A Preferred Stock.
     8.3 Procedures for Optional Redemption by Corporation.
          8.3.1 Notice of redemption will be mailed by the Corporation, by first class mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holders to whom such notice was defective or not given. in addition to any information required by law, each such notice shall state: (i) the redemption date; (ii) the Call Price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place where such shares of Series A Preferred Stock are to be surrendered for payment of the Call Price; (v) that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date; and (vi) that payment of the Call Price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock at the place designated by the Corporation. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.
     8.4 Deposit of Call Price. Prior to 12:00 noon, New York, New York time, on the redemption date, the Corporation shall deposit, irrevocably in trust for the benefit of the Series A Preferred Stock being redeemed, funds sufficient to pay the aggregate Call Price of all the shares of Series A Preferred Stock selected for redemption, together with any accumulated and unpaid dividends thereon to the Redemption Date, and shall give irrevocable instructions and authority to pay such amount on such shares, upon surrender of the certificates evidencing such shares by the holders thereof at the place designated by the Corporation in its notice of redemption.
9. Mandatory Redemption by the Corporation upon Maturity. The Corporation shall redeem any shares of Series A Preferred Stock that remain outstanding on December 31, 2034 (the “Final Redemption Date”) at a redemption price, payable in cash, equal to (i) the Liquidation Preference per share of Series A Preferred Stock, plus (ii) accumulated and unpaid dividends, whether or not declared, to the date of redemption. Notice of redemption will be mailed by the Corporation, by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Final Redemption Date, addressed to the holders of record of the Series A Preferred Stock. Each such notice shall state: (i) the Final Redemption Date; (ii) the redemption price; (iii) the place where shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (iv) that dividends on the Series A Preferred Stock will cease to accumulate on the Final Redemption Date; and (v) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of the Series A Preferred Stock to the place designated by the Corporation.
     9.1 Deposit of Redemption Price on Final Redemption Date. Prior to 12:00 noon, New York, New York time, on the Final Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the remaining Series A Preferred Stock, funds sufficient to pay the aggregate redemption price thereof, together with any accumulated and unpaid dividends thereon, and shall give irrevocable instructions and authority to pay such amount on such shares upon surrender of the certificates evidencing such shares by the holders thereof at the place designated by the Corporation in its notice of the Final Redemption Date.
10. Provisions Applicable to All or Certain Redemptions of Preferred Series A Stock.
     10.1 Unlawful Redemption. Nothing herein shall be construed to require the Corporation to redeem shares of Series A Preferred Stock pursuant to any provision of this Third Amended and Restated Certificate of Incorporation if such redemption would violate the Act, and to the extent that there are not sufficient funds available for a lawful redemption, the shares to be redeemed shall be prorated among the holders thereof based on the relative liquidation preferences of the total number of shares that would otherwise be required to be redeemed, and the remainder of such shares shall be redeemed pro rata among such holders when and as funds become available out of which redemption payments may lawfully be made.
     10.2 Timing. If any date fixed for redemption of Series A Preferred Stock pursuant to Sections 5, 6, 7, 8 or 9 is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. On and after the date of redemption, dividends will case to accumulate on the Series A Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment of the redemption price. If payment of the redemption price, including any accumulated and unpaid dividends in respect of the Series A Preferred Stock being redeemed, is improperly withheld or refused and not paid by the Corporation, dividends on such Series A preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price and any accumulated and unpaid dividends.
     10.3 Partial Redemption. If fewer than all shares of Series A Preferred Stock evidenced by any certificate are being redeemed pursuant to this Third Amended and Restated Certificate of Incorporation, a new certificate shall be issued upon surrender of the certificate evidencing all such Series A Preferred Stock to evidence the unredeemed Series A Preferred Stock, without cost to the holder thereof.
     10.4 Effect of Deposit. On the applicable redemption date, if the Corporation shall have deposited funds in trust pursuant to Subsections 5.5, 6.6, 7.5, 8.4 or 9.1, the shares being redeemed out of such funds shall be deemed no longer outstanding from and after the applicable redemption date and shall thereafter represent only the right to receive the applicable redemption price, together with any accumulated and unpaid dividends to the redemption date, without interest, upon surrender of the certificates evidencing such shares by the holders thereof to the place designated by the Corporation.
     10.5 Status of Redeemed Stock. Any Series A Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.
     10.6 Return of Funds Deposited in Trust. Subject to applicable escheat laws, if funds deposited by the Corporation in trust pursuant to Subsections 5.5, 6.6, 7.5, 8.4 or 9.1 remain unclaimed by the holders of shares so redeemed, such funds shall be repaid to the Corporation at the end of three years, and thereafter the holder of any such shares shall look only to the general funds of the Corporation for the payment, without interest, of the redemption price, together with accumulated and unpaid dividends to the applicable redemption date. To the extent the aggregate amount of cash deposited by the Corporation pursuant to Subsections 5.5 or 7.5 exceeds the aggregate Change in Control Redemption Price or Redemption Price, as the case may be, of the Series A Preferred Stock to be redeemed, together with accumulated and unpaid dividends to the applicable redemption date, then promptly after the applicable redemption date, any such excess may be returned to the Corporation, on demand.
11. No Voting Rights. Holders of the Series A Preferred Stock will not have any voting rights, except as required by the Act.

12. No Conversion Rights. The holders of Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.
13. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series A Preferred Stock.
14. No Preemptive Rights. No holders of Series A Preferred Stock shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.
15. Holders. The Corporation shall be entitled to treat the holders of record of the Series A Preferred Stock for all purposes as the persons entitled to have and exercise all the rights of an owner of Series Preferred Stock, including but not limited to the right to receive dividends and to receive notices.
          (f) Rights, Preferences and Restrictions of Series B Preferred Stock
1. Reserved.
2. Rank. The Series B Preferred Stock will, with respect to dividends and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series B Preferred Stock as to dividends or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both.
3. Dividends.
     3.1 Payment of Dividends. Subject to the rights of holders of Parity Preferred Stock as to the payment of dividends and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series B Preferred Stock as to payment of dividends, holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate per annum equal to 4.0% over 90 day LIBOR, as determined by the Corporation prior to the commencement of each calendar quarter (the “Dividend Rate”) times the Liquidation Preference per share of Series B Preferred Stock. The Dividend rate shall remain in effect for the entire calendar quarter until redetermined for the next successive calendar quarter. Such dividends shall be cumulative, shall accrue from the original date of issuance and will be payable in cash on the Preferred Stock Dividend Payment Date. The amount of the dividend payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which dividends are computed, the amount of the dividend payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which dividends are to be made on the Series B Preferred Stock is not a Business Day, then payment of the dividend to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Dividends on the Series B Preferred Stock will be made to the holders of record of the Series B Preferred Stock on the Dividend Record Date.
          (a) “LIBOR” is the rate for U.S. dollar deposits with a maturity equal to the number of days specified above, as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant calendar quarter begins (or if not so reported, then as determined by the Corporation from another recognized source of interbank quotation.).
     3.2 Limitation on Dividends. No dividend on the Series B Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Subsection 3.2 shall be deemed to modify or in any manner limit the provisions of Subsections 3.3 or 3.4.
     3.3 Dividends Cumulative. Dividends on the Series B Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Accrued but unpaid dividends on the Series B Preferred Stock will accumulate as of the Preferred Stock Dividend Date on which they first become payable. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to a regular Preferred Stock Dividend Date to holders of record of the Series B Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid dividends will not bear interest.
     3.4 Priority as to Dividends.
          (a) So long as any Series B Preferred Stock is outstanding, no dividend of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to Junior Stock, nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Stock, any Parity Preferred Stock with respect to dividends or any Junior Stock, unless, in each case, all dividends accumulated on all Series B Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to dividends have been paid in full. The foregoing sentence will not prohibit (i) dividends payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, (iii) purchase or other acquisitions of Junior Stock for purposes of any employee or director incentive or benefit plan of the Corporation or any subsidiary, and (iv) purchases or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series B Preferred Stock.
          (b) So long as dividends have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Stock, all dividends authorized and declared on the Series B Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to dividends shall be authorized and declared so that the amount of dividends authorized and declared per share of Series B Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Parity Preferred Stock does not have cumulative dividend rights) bear to each other.
     3.5 No Further Rights. Holders of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, other property or otherwise, in excess of the full cumulative dividends described herein.
4. Liquidation Preference.
     4.1 Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series B Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of the asses of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series B Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) the Liquidation Preference and (ii) an amount equal to any accumulated and unpaid dividends thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series B Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series B Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series B Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have cumulative dividend rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.
     4.2 Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amount distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.
     4.3 No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.
     4.4 Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially of the assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation or other entity (or of any corporation or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.
     4.5 Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the Act, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.
5. Redemption at Election of Holders on Change of Control.

     5.1 Change of Control. If a Change of Control occurs, any holders of Series B Preferred Stock may require that the Corporation redeem al or any portion of such holder’s Series B Preferred Stock, subject to the terms and conditions set forth herein, on the Change of Control Redemption Date at a redemption price, payable in cash, equal to (i) the Change in Control Redemption Price plus (ii) accumulated and unpaid dividends, whether or not declared, to the Change of Control Redemption Date.
     5.2 Notice by Corporation on Change of Control. Within 15 Business Days after the occurrence of a Change in Control, the Corporation shall mail a written notice of Change in Control by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock. The notice shall include or transmit a form of Change in Control Redemption Notice to be completed by the holder and shall state: (i) the events causing the Change in Control and the date of such Change in Control; (ii) the date by which the Change in Control Redemption Notice pursuant to this Section 5 must be given; (iii) the Change in Control Redemption Date, which shall be a date not later than sixty (60) Business Days after the Change in Control; (iv) the Change in Control Redemption Price; (v) that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate on the Change in Control Redemption Date; (vi) that the Change in Control Redemption Price and any accumulated and unpaid dividends for any shares of Series B Preferred Stock as to which a Change in Control Redemption Notice has been duly given and not withdrawn will be paid promptly on the late of the Change in Control Redemption Date or the time of surrender of the certificate(s) for such shares; (vii) the procedures the holder must follow to exercise rights under this Section 5 and a brief description of those rights; (viii) the place where the shares of Series B Preferred Stock are to be surrendered for payment of the Change in Control Redemption price; and (ix) the procedures for withdrawing a Change in Control Redemption Notice.
     5.3 Change in Control Redemption Notice by Holder. A holder may exercise its rights specified in this Section 5 upon delivery of a Change in Control Redemption Notice to the Corporation at any time prior to the close of business on the Second Business Day prior to the Change in Control Redemption Date, stating: (i) the certificate number or numbers of the shares which the holder will deliver to be redeemed; (ii) the portion of the holder’s Series B Preferred Stock which the holder will deliver to be redeemed, which portion must have an aggregate liquidation preference of $1,000 or an integral multiple thereof; and (iii) that such shares shall be redeemed on the Change in Control Redemption Date.
     5.4 Withdrawal of Change in Control Redemption Notice. A Change in Control Redemption Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporation at any time prior to the close of business on the Business Day preceding the Change in Control Redemption Date, specifying: (i) the certificate number or numbers of the shares in respect of which such notice of withdrawal is being submitted; (ii) the aggregate liquidation preference of the shares with respect to which such notice if withdrawal is being submitted; and (iii) the aggregate liquidation preference, if any, of the shares which remain subject to the original Change in Control Redemption Date (which must be $1,000 or an integral multiple thereof) and which have been or will be surrendered for redemption.
     5.5 Deposit of Change in Control Redemption Price. Prior to 12:00 noon, New York, New York time, on the Change in Control Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the Series B Preferred Stock being redeemed, funds sufficient to pay the aggregate Change in Control Redemption Price of all the shares of Series B Preferred Stock as to which a Change in Control Redemption Notice has been delivered and not withdrawn, together with any accumulated and unpaid dividends thereon to the Change in Control Redemption Date, and shall give irrevocable instructions and authority to pay such amount on such shares, upon surrender of the certificates evidencing such shares by the holders thereof at the place designated by the Corporation in its notice of the Change in Control.
6. Redemption at Election of Survivor Representative on Death.
     6.1 Redemption Rights of Survivor Representative. Any Survivor Representative may require once, but not from time to time, that the Corporation redeem, on the terms and conditions set forth herein, all or any portion of the Series B Preferred Stock in which a Deceased Beneficial Owner had a beneficial interest immediately before such Deceased Beneficial Owner’s death.
     6.2 Redemption Rights of Survivor Representative. Any Survivor Representative of a Deceased Beneficial Owner may require once, but not from time to time, that the Corporation redeem, all or any portion of the Deceased Beneficial Owner’s beneficial interest in Series B Preferred Stock eligible for redemption hereunder on a Redemption Date, subject to the terms and conditions set forth therein, at a redemption price, payable in cash, equal to (i) the Liquidation Preference per shares of Series B Preferred Stock redeemed, plus (ii) accumulated and unpaid dividends, whether or not declared, to the date of redemption; provided, however, that the Corporation shall not be required to redeem on any Redemption Date shares of Series B Preferred Stock and Series A Preferred Stock having an aggregate liquidation preference of more than the 25% Limit (and if the Corporation elects to apply the 25% Limit, the shares to be redeemed on that Redemption Date shall be accepted on a First-Come, First-Served Basis.
     6.3 Procedure for Redemption at Option of Survivor Representative. If a Survivor Representative wishes to require the Corporation to redeem all of any portion of the Series B Preferred Stock of the Survivor’s Representative’s Deceased Beneficial Owner eligible for redemption pursuant to this Section 6, the Survivor Representative shall deliver a Redemption on Death Notice to the Corporation at any time following the Deceased Beneficial Owner’s death, but not later than November 15 for a Redemption Date on the first Business Day of the following January, stating (i) the certificate number or numbers of the shares which the Survivor Representative wishes to deliver to be redeemed on the next Redemption Date; (ii) the portion of the holder’s Series B Preferred Stock which the holder will deliver to be redeemed, which portion must have an aggregate liquidation preference of $1,000 or an integral multiple thereof; and (iii) that such shares shall be redeemed on the next Redemption Date on which such shares are eligible for redemption. The Survivor Representative’s Redemption on Death Notice must be accompanies by appropriate evidence that (a) the Deceased Beneficial Owner has died, (b) the Survivor Representative has authority to act on behalf of the Deceased Beneficial Owner, and (c) if the Deceased Beneficial Owner was not the holder of record of the Series B Preferred Stock to be redeemed, that the Deceased Beneficial Owner had a beneficial interest, e.g., a s a trust beneficiary entitled to 50% of the principal of the trust. The Corporation may defer the redemption of shares that are the subject of a proper Redemption on Death Notice received after November 15 of any year until the second Redemption Date thereafter, on a First-Come, First-Served Basis.
     6.4 Notice of Acceptance by Corporation. If the Corporation receives a Redemption on Death Notice delivered pursuant to Subsection 6.2, the Corporation shall send a notice no later than thirty (30) days after the date of receipt to the Survivor Representative who sent the Redemption on Death Notice stating: (i) whether or not such holder’s Redemption on Death Notice met the requirements of Subsection 6.3; (ii) if the Redemption on Death Notice and all supporting information was duly delivered in proper form, the number of shares to be redeemed from the holder in question on the applicable Redemption Date; and (iii) the place where the shares are to be surrendered for payment of the redemption price. The Corporation may request such additional written information as it deems reasonably necessary to establish the eligibility of any particular shares of Series B Preferred Stock for redemption under this Section 6, including a medallion signature guarantee of the Survivor Representative’s signature.
     6.5 Withdrawal of Redemption on Death Notice. A Redemption on Death Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporation at any time prior to the close of business on the Business Day preceding the Redemption Date, specifying: (i) the certificate number or numbers of shares in respect of which such notice of withdrawal is being submitted; (ii) the aggregate liquidation preference of the Shares with respect to which such notice of withdrawal is being submitted; and (iii) the aggregate liquidation preference, if any, of the shares which remain subject tot the original Redemption on Death Notice (which must be $1,000 or an integral multiple thereof), which have been accepted for redemption by the Corporation and which have been or will be delivered for redemption. Unless the withdrawal if a complete withdrawal, the Survivor Representative shall not be entitled to submit a Redemption on Death Notice for a subsequent Redemption Date.

     6.6 Deposit of Redemption Price. Prior to 12:00 noon, New York, New York time, on the Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the shares being redeemed, funds sufficient to pay the aggregate redemption price of all the shares of Series B Preferred Stock as to which a Redemption on Death Notice has been delivered and accepted by the Corporation, and not withdrawn by the holder, together with any accumulated and unpaid dividends thereon, and shall give irrevocable instructions and authority to pay such amount on such shares upon surrender of the certificates evidencing such shares by the holders thereof to the place designated by the Corporation.
7. Redemption at Election of Holders Other Than on Change in Control.
     7.1 Redemption Rights of Holders. Any holder may require that the Corporation redeem all or any portion of such holder’s Series B Preferred Stock on a Redemption Date, subject to the terms and conditions set forth therein, at a redemption price, payable in cash, equal to (i) the Liquidation Preference per share of Series B Preferred Stock redeemed, plus (ii) accumulated and unpaid dividends, whether or not declared, to the date of redemption; provided, however, the Corporation shall not be required to redeem on any Redemption Date shares of Series B Preferred Stock and Series A Preferred Stock having an aggregate liquidation preference that exceeds the 25% Limit (including shares of Deceased Beneficial Owners), and if the Corporation elects to apply the 25% Limit, the shares selected to be redeemed on that Redemption Date shall be the shares duly submitted for redemption by Survivor Representatives, on a First-Come, First-Served Basis, and any remainder submitted for redemption by persons other than Survivor Representatives shall be prorated based on the relative preferences of the total number of shares that are the subject of proper redemption notices for that Redemption Date pursuant to Subsection 7.2 and pursuant to the corresponding provisions of the Series A Preferred Stock.
     7.2 Procedure for Redemption at Option of Holder Other than on Change of Control. If a holder of Series B Preferred Stock wishes to require the Corporation to redeem all or any portion of such holder’s shares pursuant to this Section 7, the holder shall deliver written notice of redemption (a “Redemption Notice”) to the Corporation at any time during the month of November of any year beginning November 2014, stating (i) the certificate number or numbers of the shares which the holder wishes to deliver to be redeemed on the next Redemption Date; (ii) the portion of the holder’s Series B Preferred Stock which the holder will deliver to be redeemed, which portion must have an aggregate liquidation preference of $1,000 or an integral multiple thereof; and (iii) that such shares shall be redeemed on the next Redemption Date.
     7.3 Notice of Acceptance by Corporation. If the Corporation receives any Redemption Notices during the month of November delivered pursuant to Subsection 7.2, the Corporation shall send a notice no later than the fifteenth day of the following month to each holder who has submitted a Redemption Notice stating: (i) the aggregate number of shares of Series B Preferred Stock and Series A Preferred Stock to be redeemed on the next Redemption Date; (ii) whether or not such holder’s Redemption Notice met the requirements of Subsection 7.2; (iii) if the Redemption Notice was duly delivered in proper form, the number of shares to be redeemed from the holder in question on the applicable Redemption Date; and (iv) the place where the shares are to be surrendered for payment of the redemption price. If the Corporation elects to prorate the shares it accepts for redemption because of the 25% Limit, a holder whose shares were so prorated must submit a new Redemption Notice for any subsequent Redemption Date on which the holder wishes to redeem shares pursuant to this Section 7.
     7.4 Withdrawal of Redemption Notice. A Redemption Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporation at any time prior to the close of business on the Business Day preceding the Redemption Date, specifying: (i) the certificate number or numbers of the shares in respect of which such notice of withdrawal is being submitted; (ii) the aggregate liquidation preference of the Shares with respect to which such notice of withdrawal is being submitted; and (iii) the aggregate liquidation preference, if any, of the shares which remain subject to the original Redemption Notice (which must be $1,000 or an integral multiple thereof), which have been accepted for redemption by the Corporation and which have been or will be delivered for redemption.
     7.5 Deposit of Redemption Price. Prior to 12:00 noon, New York, New York time, on the Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the shares being redeemed, funds sufficient to pay the aggregate redemption price of all the shares of Series B Preferred Stock as which a Redemption Notice has been delivered and accepted by the Corporation and not withdrawn by the holder, together with any accumulated and unpaid dividends thereon, and shall give irrevocable instructions and authority to pay such amount on such shares upon surrender of the certificates evidencing such shares by the holders thereof to the place designated by the Corporation.
8. Optional Redemption by the Corporation.
     8.1 Right of Optional Redemption. The Series B Preferred Stock may not be redeemed at the option of the Corporation prior to January 1, 2010. On or after such date, the Corporation shall have the right to redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days’ written notice, at a redemption price, payable in cash, equal to (i) the Call Price plus (ii) accumulated and unpaid dividends, whether or not declared, to the date of redemption. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

     8.2 Limitation on Optional Redemption by Corporation. The Corporation may not redeem fewer than all of the outstanding shares of Series B Preferred Stock pursuant to this Section 8 unless all accumulated and unpaid dividends have been paid on all Series B Preferred Stock for all quarterly dividends periods terminating on or prior to the date of redemption; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series B Preferred Stock.
     8.3 Procedures for Optional Redemption by Corporation. Notice of redemption will be mailed by the Corporation, by first class mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (i) the redemption date; (ii) the Call Price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place where such shares of Series B Preferred Stock are to be surrendered for payment of the Call Price; (v) that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate on such redemption date; and (vi) that payment of the Call Price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series B Preferred Stock at the place designated by the Corporation. If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.
     8.4 Deposit of Call Price. Prior to 12 noon, New York, New York time, on the redemption date, the Corporation shall deposit, irrevocably in trust for the benefit of the Series B Preferred Stock being redeemed, funds sufficient to pay the aggregate Call Price of all the shares of Series B Preferred Stock for redemption, together with any accumulated and unpaid dividends thereon to the Redemption Date, and shall give irrevocable instructions and authority to pay such amount on such shares upon surrender of the certificates evidencing such shares by the holders thereof to the place designated by the Corporation in its notice of redemption.
9. Mandatory Redemption by the Corporation upon Maturity. The Corporation shall redeem any shares of Series B Preferred Stock that remain outstanding on the Final Redemption Date at a redemption price, payable in cash, equal to (i) the Liquidation Preference per shares of Series B Preferred Stock, plus (ii) accumulated and unpaid dividends, whether or not declared, to the date of redemption. Notice of redemption will be mailed by the Corporation, by first class, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the Final Redemption Date, addressed to holders of record of the Series B Preferred Stock. Each such notice shall state: (i) the Final Redemption Date; (ii) the redemption price; (iii) the place where shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; (iv) that dividends on the Series B Preferred Stock will cease to accumulate on the Final Redemption Date; and (v) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of the Series B Preferred Stock to the place designated by the Corporation.
     9.1 Deposit of Redemption Price on Final Redemption Date. Prior to 12 noon, New York, New York time, on the Final Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the remaining Series B Preferred Stock, funds sufficient to pay the aggregate redemption price thereof, together with any accumulated and unpaid dividends thereon, and shall give irrevocable instructions and authority to pay such amount on such shares upon surrender of the certificates evidencing such shares by the holders thereof at the place designated by the Corporation in its notice of the final Redemption Date.
10. Provisions Applicable to All or Certain Redemptions of Series B Preferred Stock.
     10.1 Unlawful Redemption. Nothing herein shall be construed to require the Corporation to redeem shares of Series B Preferred Stock pursuant to any provision of this Third Amended and Restated Certificate of Incorporation if such redemption would violate the Act, and to the extent that there are not sufficient funds available for lawful redemption, the shares to be redeemed shall be prorated among the holders thereof based on the relative liquidation preferences of the total number of shares that would otherwise be required to be redeemed, and the remainder of such shares shall be redeemed pro rate among such holders when and as funds become available out of which redemption payment may lawfully be made.
     10.2 Timing. If any date fixed for redemption of Series B Preferred Stock pursuant to Sections 5, 6, 7, 8 or 9 is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day fall in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. On and after the date of redemption, dividends will cease to accumulate on the Series B Preferred Stock or portions thereof called for redemption, unless the Corporation default in the payment of the redemption price. If payment of the redemption price, including any accumulated and unpaid dividends in respect of the Series B Preferred Stock being redeemed, is improperly withheld or refused and not paid by the Corporation, dividends on such Series B Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price and any accumulated and unpaid dividends.
     10.3 Partial Redemption. If fewer than all shares of Series B Preferred Stock evidenced by any certificate are being redeemed pursuant to this Third Amended and Restated Certificate of Incorporation, a new certificate shall be issued upon surrender of the certificate evidencing all such Series B Preferred Stock to evidence the unredeemed Series B Preferred Stock, without cost to the holder thereof.
     10.4 Effect on Deposit. On the applicable redemption date, the Corporation shall have deposited funds in trust pursuant to pursuant to Subsections 5.5, 6.6, 7.5, 8.4 or 9.1, the shares being redeemed out of such funds shall be deemed no longer outstanding from and after the applicable redemption date and shall thereafter represent only the right to receive the applicable redemption price, together with any accumulated and unpaid dividends to the redemption date, without interest, upon surrender of the certificates evidencing such shares by the holders thereof to the place designated by the Corporation.
     10.5 Status of Redeemed Stock. Any Series B Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.
     10.6 Return of Funds Deposited in Trust. Subject to the applicable escheat laws, if funds deposited by the Corporation in trust pursuant to Subsections 5.5, 6.6, 7.5, 8.4 or 9.1 remain unclaimed by the holders of shares so redeemed, such funds shall be repaid to the Corporation at t he end of three years, and thereafter the holder of any such shares shall look only the general funds of the Corporation for the payment, without interest, on the redemption price, together with accumulated and unpaid dividends to the applicable redemption date. The to extent the aggregate amount of cash deposited by the Corporation pursuant to Subsections 5.5 or 7.5 exceeds the aggregate Change in Control Redemption Price or Redemption Price, as the case may be, of the Series B Preferred Stock to be redeemed, together with accumulated and unpaid dividends to the applicable redemption date, then promptly after the applicable redemption date, any such excess may be returned to the Corporation, on demand.
11. No Voting Rights. Holders of the Series B Preferred Stock will not have any voting rights, except as required by the Act.
12. No Conversion Rights. The holders of Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

13. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series B Preferred Stock.
14. No Preemptive Rights. No holder of Series B Preferred Stock shall, as such holder, shave any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.
15. Holders. The Corporation shall be entitled to treat the holders of record of the Series B Preferred Stock for all purposes as the persons entitled to have and exercise all the rights of an owner of Series B Preferred Stock, including but not limited to the right to receive dividends and to receive notices.
          (g) Rights, Preferences and Restrictions of Series C Preferred Stock
1. Reserved.
2. Rank. The Series C Preferred Stock will, with respect to dividends and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series C Preferred Stock as to dividends or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both.
3. Dividends.
     3.1 Payment of Dividends. Subject to the rights of holders of Parity Preferred Stock as to the payment of dividends and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series C Preferred Stock as to payment of dividends, holders of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate per annum 8.25% of the Liquidation Preference per share of Series C Preferred Stock. Such dividends shall be cumulative, shall accrue from July 1, 2006 for the first 1,400 shares issues and from the original date of issuance for the remaining 600 shares issued thereafter and will be payable in cash on the Preferred Stock Dividend Payment Date. The amount of the dividend payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which dividends are computed, the amount of the dividend payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which dividends are to be made on the Series C Preferred Stock is not a Business Day, then payment of the dividend to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Dividends on the Series C Preferred Stock will be made to the holders of record of the Series C Preferred Stock on the Dividend Record Date.
          (a) “LIBOR” is the rate for U.S. dollar deposits with a maturity equal to the number of days specified above, as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant calendar quarter begins (or if not so reported, then as determined by the Corporation from another recognized source or interbank quotation).
     3.2 Limitation on Dividends. No dividend on the Series C Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Subsection 3.2 shall be deemed to modify or in any manner limit the provisions of Subsections 3.3 or 3.4.
     3.3 Dividends Cumulative. Dividends. on the Series C Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Accrued but unpaid dividends on the Series C Preferred Stock will accumulate as of the Preferred. Stock Dividend Payment Date on which they first become payable. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to a regular Preferred Stock Dividend Payment Date to holders of record of the Series C Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than ten (10) days and not more than thirty (30) Business Days prior to the payment date. Accumulated and unpaid dividends will not bear interest.
     3.4 Priority as to Dividends.
          (a) So long as any Series C Preferred Stock is outstanding, no dividend of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to Junior Stock, nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Stock, any Parity Preferred Stock with respect to dividends or any Junior Stock, unless, in each case, all dividends accumulated on all Series C Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to dividends have been paid in full. The foregoing sentence will not prohibit (i) dividends payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, (iii) purchases or other acquisitions of Junior Stock for purposes of any employee or director incentive or benefit plan of the Corporation or any subsidiary, and (iv) purchases or acquisitions of shares of Series C Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series C Preferred Stock.
          (b) So long as dividends have not been paid in full (or a sum sufficient for such full payment is not irrevocably, deposited in trust for payment) upon the Series C Preferred Stock, all dividends authorized and declared on the Series C Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to dividends shall he authorized and declared so that the amount of dividends authorized and declared per share of Series C Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Parity Preferred Stock does not have cumulative dividend rights) bear to each other.
     3.5 No Further Rights. Holders of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, other property or otherwise, in excess of the full cumulative dividends described herein.
4. Liquidation Preference.
     4.1 Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series C Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series C Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) the Liquidation Preference and (ii) an amount equal to any accumulated and unpaid dividends thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series C Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series C Preferred Stock and such Parity Preferred Stock-shall be made so that the payments on the Series C Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series C Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have cumulative dividend rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.
     4.2 Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than thirty (30) nor more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.
     4.3 No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.
     4.4 Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation or other entity (or of any corporation or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.
     4.5 Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the Act, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.
5. Redemption at Election of Holders on Change of Control.
     5.1 Change of Control. If a Change of Control occurs, any holder of Series C Preferred Stock may require that the Corporation redeem all or any portion of such holder’s Series C Preferred Stock, subject to the terms and conditions set forth herein, on the Change of Control Redemption Date at a redemption price, payable in cash, equal to (i) the following percentage of the Liquidation Preference per share of Series C Preferred Stock (the “Series C Change In Control Redemption Price”) if redeemed during the year indicated:

Change in Control
Year	Redemption Price

2006 through 2011	103%
2012	102%
2013	101%
2014 and after	100%
plus (ii) accumulated and unpaid dividends, whether or not declared, to the Change of Control Redemption Date.
     5.2 Notice by Corporation on Change of Control. Within fifteen (15) Business Days after the occurrence of a Change in Control, the Corporation, shall mail a written notice of Change in Control by first-class mail, postage prepaid, to each holder of record of Series C Preferred Stock. The notice shall include or transmit a form of Change in Control Redemption Notice to be completed by the holder and shall state: (i) the events causing the Change in Control and the date of such Change in Control; (ii) the date by which the Change in Control Redemption Notice pursuant to this Section 5 must be given; (iii) the Change in Control Redemption Date, which shall be a date not later than sixty (60) Business Days after the Change in Control; (iv) the Series C Change in Control Redemption Price; (v) that dividends on the Series C Preferred Stock to be redeemed will cease to accumulate on the Change in Control Redemption Date; (vi) that the Series C Change in Control Redemption Price and any accumulated and unpaid dividends for any shares of Series C Preferred Stock as to which a Change In Control Redemption Notice has been duly given and not withdrawn will be paid promptly on the later of the Change In Control Redemption Date or the time of surrender of the certificate(s) for such shares; (vii) the procedures the holder must follow to exercise rights under this Section 5 and a brief description of those rights; (viii) the place where the shares of Series C Preferred Stock are to be surrendered for payment of the Series C Change in Control Redemption Price; and (ix) the procedures for withdrawing a Change in Control Redemption Notice.
     5.3 Change in Control Redemption Notice by Holder. A holder may exercise its rights specified in this Section 5 upon delivery of a Change in Control Redemption Notice to the Corporation at any time prior to the close of business on the Second Business Day prior to the Change in Control Redemption Date, stating: (i) the certificate number or numbers of the shares which the holder will deliver to be redeemed; (ii) the portion of the holder’s Series C Preferred Stock which the holder will deliver to be redeemed, which portion must have an aggregate liquidation preference of $1,000 or an integral multiple thereof; and (iii) that such shares shall be redeemed on the Change in Control Redemption Date.
     5.4 Withdrawal of Change in Control Redemption Notice. A Change in Control Redemption Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporation at any time prior to the close of business on the Business Day preceding the Change in Control Redemption Date, specifying: (i) the certificate number or numbers of the shares in respect of which such notice of withdrawal is being submitted; (ii) the aggregate liquidation preference of the shares with respect to which such notice of withdrawal is being submitted; and (iii) the aggregate liquidation preference, if any, of the shares which remain subject to the original Change in Control Redemption Notice (which must be $1,000 or an integral multiple thereof) and which have been or will be surrender for redemption.
     5.5 Deposit of Change in Control Series C Change of Control Redemption Price. Prior to 12:00 noon, New York, New York time, on the Change in Control Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the Series C Preferred Stock being redeemed, funds sufficient to pay the aggregate Series C Change in Control Redemption Price of all the shares of Series C Preferred Stock as to which a Change in Control Redemption Notice has been delivered and not withdrawn, together with any accumulated and unpaid dividends thereon to the Change in Control Redemption Date, and shall give irrevocable instructions and authority to pay such amount on such shares, upon surrender of the certificates evidencing such shares by the holders thereof at the place designated by the Corporation in its notice of the Change in Control.
6. Redemption at Election of Survivor Representative on Death.
     6.1 Redemption Rights of Survivor Representative. Any Survivor Representative may require once, but not from time to time, that the Corporation redeem, on the terms and conditions set forth herein, all or any portion of the Series C Preferred Stock in which a Deceased Beneficial Owner had a beneficial interest immediately before such Deceased Beneficial Owner’s death
     6.2 Redemption Rights of Survivor Representative. Any Survivor Representative of a Deceased Beneficial Owner may require once, but not from time to time, that the Corporation redeem all or any portion of the Deceased Beneficial Owner’s beneficial interest in Series C Preferred Stock eligible for redemption hereunder on a Redemption Date, subject to the terms and conditions set forth herein, at a redemption price, payable in cash, equal to (i) the Liquidation Preference per share of Series C Preferred Stock redeemed, plus (ii) accumulated and unpaid dividends, whether or nor declared, to the date of redemption; provided, however, that the Corporation shall not be required to redeem on any Redemption Date shares of Series C Preferred Stock and Series A Preferred Stock having an aggregate liquidation preference of more than the 25% Limit (and if the Corporation elects to apply the 25% Limit, the shares to be redeemed on that Redemption Date shall be accepted on a First-Come, First-Served Basis).
     6.3 Procedure for Redemption at Option of Survivor Representative. If a Survivor Representative wishes to require the Corporation to redeem all or any portion of the Series C Preferred Stock of the Survivor’s Representative’s

Deceased Beneficial Owner eligible for redemption pursuant to this Section 6, the Survivor Representative shall deliver a Redemption on Death Notice to the Corporation at any time following the Deceased Beneficial Owner’s death, but not later than November 15 for a Redemption Date on the first Business Day of the following January, stating (i) the certificate number or numbers of the shares which the Survivor Representative wishes to deliver to be redeemed on the next Redemption Date; (ii) the portion of the holder’s Series C Preferred Stock which the holder will deliver to be redeemed, which portion must have an aggregate liquidation preference of $1,000 or an integral multiple thereof; and (iii) that such shares shall be redeemed on the next Redemption Date on which such shares are eligible for redemption. The Survivor Representative’s Redemption on Death Notice must be accompanied by appropriate evidence that (a) the Deceased Beneficial Owner has died, (b) the Survivor Representative has authority to act on behalf of the Deceased Beneficial Owner, and (c) if the Deceased Beneficial Owner was not the holder of record of the Series C Preferred Stock to be redeemed, that the Deceased Beneficial Owner had a beneficial interest in the such Series C Preferred Stock immediately prior to his or death and the nature and amount of such beneficial interest, e.g., as a trust beneficiary entitled to 50% of the principal of the trust. The Corporation may defer the redemption of shares that are the subject of a proper Redemption on Death Notice received after November 15 of any year until the second Redemption Date thereafter, on a First-Come, First-Served Basis.
     6.4 Notice of Acceptance by Corporation. If the Corporation receives a Redemption on Death Notice delivered pursuant to Subsection 6.2, the Corporation shall send a notice no later than thirty (30) days after the date of receipt to the Survivor Representative who sent the Redemption on Death Notice stating: (i) whether or not such holder’s Redemption on Death Notice met the requirements of Subsection 6.3; (ii) if the Redemption on Death Notice and all supporting information was duly delivered in proper form, the number of shares to be redeemed from the holder in question on the applicable Redemption Date; and (iii) the place where the shares are to be surrendered for payment of the redemption price. The Corporation may request such additional written information as it deems reasonably necessary to establish the eligibility of any particular shares of Series C Preferred Stock for redemption under this Section 6, including a medallion signature guarantee of the Survivor Representative’s signature.
     6.5 Withdrawal of Redemption on Death Notice. A Redemption on Death Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporation at any time prior to the close of business on the Business Day preceding the Redemption Date, specifying: (i) the certificate number or numbers of the shares in respect of which such notice of withdrawal is being submitted; (ii) the aggregate liquidation preference of the Shares with respect to which such notice of withdrawal is being submitted; and (iii) the aggregate liquidation preference, if any, of the shares which remain subject to the original Redemption on Death Notice (which must be $1,000 or an integral multiple thereof), which have been accepted for redemption by the Corporation and which have been or will be delivered for redemption. Unless the withdrawal is a complete withdrawal, the Survivor Representative shall not be entitled to submit a Redemption on Death Notice for a subsequent Redemption Date.
     6.6 Deposit of Redemption Price. Prior to 12:00 noon, New York, New York time, on the Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the shares being redeemed, funds sufficient to pay the aggregate redemption price of all the shares of Series C Preferred Stock as to which a Redemption on Death Notice has been delivered and accepted by the Corporation and not withdrawn by the holder, together with any accumulated and unpaid dividends thereon, and shall give irrevocable instructions and authority to pay such amount on such shares upon surrender of the certificates evidencing such shares by the holders thereof to the place designated by the Corporation.
7. Redemption at Election of Holders Other Than on Change of Control.
     7.1 Redemption Rights of Holders. Any holder may require that the Corporation redeem all or any portion of such holder’s Series C Preferred Stock on a Redemption Date, subject to the terms and conditions set forth herein, at a redemption price, payable in cash, equal to (i) the Liquidation Preference per share of Series C Preferred Stock redeemed, plus (ii) accumulated and unpaid dividends, whether or nor declared, to the date of redemption; provided, however, that the Corporation shall not be required to redeem on any Redemption Date shares of Series C Preferred Stock and Series A Preferred Stock having an aggregate liquidation preference that exceeds the 25% Limit (including shares of Deceased Beneficial Owners), and if the Corporation elects to apply the 25% Limit, the shares selected to be redeemed on that Redemption Date shall be the shares duly submitted for redemption by Survivor Representatives, on a First-Come, First-Served Basis, and any remainder submitted for redemption by persons other than Survivor Representatives shall be prorated based on the relative liquidation preferences of the total number of shares that an the subject of proper redemption notices for that Redemption Date pursuant to Subsection 7.2 and pursuant to the corresponding provisions of the Series A Preferred Stock.
     7.2 Procedure for Redemption at Option of Holder Other than on Change of Control. If a holder of Series C Preferred Stock wishes to require the Corporation to redeem all or any portion of such holder’s shares pursuant to this Section 7, the holder shall deliver written notice of redemption (a “Redemption Notice”) to the Corporation at any time during the month of November of any year beginning November 2014, stating (i) the certificate number or numbers of the shares which the holder wishes to deliver to be redeemed on the next Redemption Date; (ii) the portion of the holder’s Series C Preferred Stock which the holder will deliver to be redeemed, which portion must have an aggregate liquidation preference of $1,000 or an integral multiple thereof; and (iii) that such shares shall be redeemed on the next Redemption Date.

     7.3 Notice of Acceptance by Corporation. If the Corporation receives any Redemption Notices during the month of November delivered pursuant to Subsection 7.2, the Corporation shall send a notice no later than the fifteenth day of the following month to each holder who has submitted a Redemption Notice stating: (i) the aggregate number of shares of Series C Preferred Stock and Series A Preferred Stock to be redeemed on the next Redemption Date; (ii) whether or not such holder’s Redemption Notice met the requirements of Subsection 7.2; (iii) if the Redemption Notice was duly delivered in proper form, the number of shares to be redeemed from the holder in question on the applicable Redemption Date; and (iv) the place where the shares are to be surrendered for payment of the redemption price. If the Corporation elects to prorate the shares it accepts for redemption because of the 25% Limit, a holder whose shares were so prorated must submit a new Redemption Notice for any subsequent Redemption Date on which the holder wishes to redeem shares pursuant to this Section 7.
     7.4 Withdrawal of Redemption Notice. A Redemption Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporation at any time prior to the close of business on the Business Day preceding the Redemption Date, specifying: (i) the certificate number or numbers of the shares in respect of which such notice of withdrawal is being submitted; (ii) the aggregate liquidation preference of the Shares with respect to which such notice of withdrawal is being submitted; and (iii) the aggregate liquidation preference, if any, of the shares which remain subject to the original Redemption Notice.(which must be $1,000 or an integral multiple thereof), which have been accepted for redemption by the Corporation and which have been or will be delivered for redemption.
     7.5 Deposit of Redemption Price. Prior to 12:00 noon, New York, New York time, on the Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the shares being redeemed, funds sufficient to pay the aggregate redemption price of all the shares of Series C Preferred Stock as to which a Redemption Notice has been delivered and accepted by the Corporation and not withdrawn by the holder, together with any accumulated and unpaid dividends thereon, and shall give irrevocable instructions and authority to pay such amount on such shares upon surrender of the certificates evidencing such shares by the holders thereof to the place designated by the Corporation.
8. Optional Redemption by the Corporation.
     8.1 Right of Optional Redemption. The Series C Preferred Stock may not be redeemed at the option of the Corporation prior to January 1, 2011. On or after such date, the Corporation shall have the right to redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days’ written notice, at a redemption price, payable in cash, equal to (i) the following percentage of the Liquidation Preference per share of Series C Preferred Stock (the “Series C Call Price”) if redeemed during the year indicated:

Change in Control
Year	Redemption Price

2011	103%
2012	102%
2013	101%
2014 and after	100%
plus (ii) accumulated and unpaid dividends, whether or not declared, to the Change of Control Redemption Date. If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).
     8.2 Limitation on Optional Redemption by Corporation. The Corporation may not redeem fewer than all of the outstanding shares of Series C Preferred Stock pursuant to this Section 8 unless all accumulated and unpaid dividends have been paid on all Series C Preferred Stock for all quarterly dividend periods terminating on or prior to the date of redemption; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series C Preferred Stock.
     8.3 Procedures for Optional Redemption by Corporation. Notice of redemption will be mailed by the Corporation, by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (i) the redemption date; (ii) the Series C Call Price; (iii) the number of shares of Series C Preferred Stock to be redeemed; (iv) the place where such shares of Series C Preferred Stock are to be surrendered for payment of the Series C Call Price; (v) that dividends on the Series C Preferred Stock to be redeemed will cease to accumulate on such redemption date; and (vi) that payment of the Series C Call Price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series C Preferred Stock at the place designated by the Corporation. If fewer than all of the shares of Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.
     8.4 Deposit of Series C Call Price. Prior to 12:00 noon, New York, New York time, on the redemption date, the Corporation shall deposit, irrevocably in trust for the benefit of the Series C Preferred Stock being redeemed, funds sufficient to pay the aggregate Series C Call Price of all the shares of Series C Preferred Stock selected for redemption, together with any accumulated and unpaid dividends thereon to the Redemption Date, and shall give irrevocable instructions and authority to pay such amount on such shares, upon surrender of the certificates evidencing such shares by the holders thereof at the place designated by the Corporation in its notice of redemption.
9. Mandatory Redemption by the Corporation upon Maturity. The Corporation shall redeem any shares of Series C Preferred Stock that remain outstanding on the Final Redemption Date at a redemption price, payable in cash, equal to (i) the Liquidation Preference per share of Series C Preferred Stock, plus (ii) accumulated and unpaid dividends, whether or nor declared, to the date of redemption. Notice of redemption will, be mailed by the Corporation by first class mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the Final Redemption Date, addressed to the holders of record of the Series C Preferred Stock. Each such notice shall state: (i) the Final Redemption Date; (ii) the redemption price; (iii) the place where shares of Series C Preferred Stock are to be surrendered for payment of the redemption price; (iv) that dividends on the Series, C Preferred Stock will cease to accumulate on the Final Redemption Date; and(v) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of the Series C Preferred Stock to the place designated by the Corporation.
     9.1 Deposit of Redemption Price on Final Redemption Date. Prior to 12:00 noon, New York, New York time on the Final Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the remaining Series C Preferred Stock, funds sufficient to pay the aggregate redemption price thereof, together with any accumulated and unpaid dividends thereon, and shall give irrevocable instructions and authority to pay such amount on such shares upon surrender of the certificates evidencing such shares by the holders thereof at the place designated by the Corporation in its notice of the Final Redemption Date.
10. Provisions Applicable to All or Certain Redemptions of Series C Preferred Stock.
     10.1 Unlawful Redemption. Nothing herein shall be construed to require the Corporation to redeem shares of Series C Preferred Stock pursuant to any provision of this Third Amended and Restated Certificate of Incorporation if such redemption would violate the Act, and to the extent that there are not sufficient funds available for a lawful redemption, the shares to be redeemed shall be prorated among the holders thereof based on the relative liquidation preferences of the total number of shares that would otherwise be required to be redeemed, and the remainder of such shares shall be redeemed pro rata among such holders when and as funds become available out of which redemption payments may lawfully be made.

     10.2 Timing. If any date fixed for redemption of Series C Preferred Stock pursuant to Sections 5, 6, 7, 8 or 9 is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. On and after the date of redemption, dividends will cease to accumulate on the Series C Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment of the redemption price. If payment of the redemption price, including any accumulated and unpaid dividends in respect of the Series C Preferred Stock being redeemed, is improperly withheld or refused and not paid by the Corporation, dividends on such Series C Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price and any accumulated and unpaid dividends.
     10.3 Partial Redemption. If fewer than all shares of Series C Preferred Stock evidenced by any certificate are being redeemed pursuant to this Third Amended and Restated Certificate of Incorporation, a new certificate shall be issued upon surrender of the certificate evidencing all such Series C Preferred Stock to evidence the unredeemed Series C Preferred Stock, without cost to the holder thereof.
     10.4 Effect of Deposit. On the applicable redemption date, if the Corporation shall have deposited funds in trust pursuant to Subsections 5.5, 6.6, 7.5, 8.4 or 9.1, the shares being redeemed out of such funds shall be deemed no longer outstanding from and after the applicable redemption date and shall thereafter represent only the right to receive the applicable redemption price, together with any accumulated and unpaid dividends to the redemption date, without interest, upon surrender of the certificates evidencing such shares by the holders thereof to the place designated by the Corporation.
     10.5 Status of Redeemed Stock. Any Series C Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or Series C by the Board of Directors.
     10.6 Return of Funds Deposited in Trust. Subject to applicable escheat laws, if funds deposited by the Corporation in trust pursuant to Subsections 5.5, 6.6, 7.5, 8.4 or 9.1 remain unclaimed by the holders of shares so redeemed, such funds shall be repaid to the Corporation at the end of three years, and thereafter the holder of any such shares shall look only to the general funds of the Corporation for the payment, without interest, of the redemption price, together with accumulated and unpaid dividends to the applicable redemption date. To the extent the aggregate amount of cash deposited by the Corporation pursuant to Subsections 5.5 or 7.5 exceeds the aggregate Change in Control Redemption Price or Redemption Price, as the case may be, of the Series C Preferred Stock to be redeemed, together with accumulated and unpaid dividends to the applicable redemption date, then promptly after the applicable redemption date, any such excess may be returned to the Corporation, on demand.
11. No Voting Rights. Holders of the Series C Preferred Stock will not have any voting rights, except as required by the Act.
12. No Conversion Rights. The holders of Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.
13. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series C Preferred Stock.
14. No Preemptive Rights. No holder of Series C Preferred Stock shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.
15. Holders. The Corporation shall be entitled to treat the holders of record of the Series C Preferred Stock for all purposes as the persons entitled to have and exercise all the rights of an owner of Series Preferred Stock, including but not limited to the right to receive dividends and to receive notices.
          (h) Subject to the provisions of applicable law or of the Bylaws of the Corporation with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation. Shares of capital stock of the Corporation shall not be entitled to cumulative voting.
          (i) Notwithstanding any other provisions of this Certificate of Incorporation (and notwithstanding the fact that some lesser percentage may be specified by law or this Certificate of Incorporation), any director or the entire Board of Directors of the Corporation may be removed from office for cause or without cause by the affirmative vote of the holders of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose, the notice for which states that the purpose or one of the purposes of the meeting is the removal of such director or the entire Board of Directors, as the case may be, and constituting at least a majority of such shares entitled to vote if such removal is for cause, or at least 75% of such shares entitled to vote if such removal is without cause. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of paragraph (h) of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock. For purposes of this Article Fourth, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.
          FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, Bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be conducted by written ballot.
          SIXTH: (a) The number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to resolution adopted by a majority of the directors then in office; provided, however, that the number of directors shall not be less than three (3) nor more than fifteen (15).
          (b) Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors (and not by the stockholders), acting by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and shall qualify. No decrease in the number of directors shall shorten the term of any incumbent director.
          (c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors at an annual or special meeting of stockholders, the election, terms of office, filling of vacancies, removal of directors and other features of the directorships shall be governed by the terms of this Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock.
          (d) Advance notice of nominations for the election of directors, other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, and information concerning nominees, shall be given in the manner provided in the Bylaws of the Corporation.
          SEVENTH: A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this Article SEVENTH nor the adoption of any provision of the Certificate of Incorporation of the Corporation inconsistent with this Article SEVENTH shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the DGCL is amended to eliminate or further limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL.
          EIGHTH. Any action required or permitted to be taken by the stockholders of the Corporation may only be effected at a duly called annual or special meeting of the stockholders of the Corporation, and may not be effected by the stockholders in writing in lieu of such a meeting, unless such action by written consent of stockholders is unanimously recommended by the directors of the Corporation then in office.
          NINTH. The Corporation shall not be governed by Section 203 of the DGCL (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.
          TENTH. To the fullest extent permitted by Section 122(17) of the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and Summit Partners and its affiliates (collectively, “Summit Partners”), the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, which are from time to time presented to Summit Partners or any of its officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH. Neither the alteration, amendment or repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.
     ELEVENTH. For the avoidance of doubt, for all purposes where the original issuance date of capital stock is taken into consideration under this Third Amended and Restated Certificate of Incorporation, the original date of issuance of any share of capital stock of the Corporation issued in connection with the merger, effected on or about November 23, 2010, of the Corporation with Fortegra Financial Corporation, a Georgia corporation (the “Predecessor”) shall be deemed to be the original date of issuance of the share of capital stock of the Predecessor with respect to which the share of capital stock of the Corporation was issued, and any dividends or other payments made on such shares of capital stock of the Predecessor shall be deemed to have been paid on the corresponding shares of capital stock of the Corporation.

          IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly have hereunto set its hand this         day of December, 2010.

FORTEGRA FINANCIAL CORPORATION
By:
	Name:	John G. Short
	Title:	Senior Vice President, General Counsel and Secretary

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